Exhibit 10.4

FIRST AMENDMENT TO

INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - GROSS BY AND BETWEEN GENELUX CORPORATION, A DELAWARE CORPORATION, AND

MARINDUSTRY PARTNERS, LP, A CALIFORNIA LIMITED PARTNERSHIP

This First Amendment to Industrial/Commercial Multi-Tenant Lease - Gross by and between Genelux Corporation, a Delaware corporation, and Marindustry Partners, LP, a California limited partnership (the “First Amendment”), is executed to be effective as of March 10, 2026 (the “Amendment Effective Date”) as follows:

RECITALS

A. On July 24, 2023, Marindustry Partners, LP, a California limited partnership (“Lessor”), and Genelux Corporation, a Delaware corporation (“Lessee”), entered into that certain Industrial/Commercial Multi-Tenant Lease - Gross (the “Original Lease”), whereby Lessee leased from Lessor the Premises located at 6365 Marindustry Drive, Suite B, San Diego, California 92121.

B. Lessor and Lessee desire to extend the term of the Lease for a period of sixty (60) months beginning November 1, 2030 and ending October 31, 2035 (the “First Renewal Term”).

C. Except as otherwise provided in this First Amendment, words and phrases having their initial letters capitalized in this First Amendment shall have the meanings defined for such words and phrases in the Original Lease.

D. By this First Amendment, Lessor and Lessee intend to modify and amend the Lease such that after the Amendment Effective Date the Original Lease as amended by this First Amendment shall constitute the entire lease between Lessor and Lessee, which lease, including all amendments thereto, is referred to as the “Lease.”

AMENDMENT

1. The term of the Original Lease is hereby extended for the First Renewal Term.

2. Between the Amendment Effective Date and the first day of the First Renewal Term, the Base Rent shall remain as set forth in the Original Lease. Section 1.5 of the Lease is hereby expanded to provide for Base Rent payable during the First Renewal Term, to provide as follows, immediately prior to Section 1.6:

Base Rent During First Renewal Term
Months 1 – 12 (11/01/2030 – 10/31/2031)	$14,388.15
Months 13 – 24 (11/01/2031 – 10/31/2032)	$14,819.79
Months 25 – 36 (11/01/2032 – 10/31/2033)	$15,264.38
Months 37 – 48 (11/01/2033 – 10/31/2034)	$15,722.31
Months 49 – 60 (11/01/2034 – 10/31/2035)	$16,193.98

3. Lessee, at Lessee’s sole cost and expense, shall be allowed to perform the tenant improvements shown on Exhibit A. Lessee’s responsibility to restore the 6365 Suite B Premises to its original condition upon the expiration of this Lease, ordinary wear and tear excepted, shall be at Lessor’s discretion.

4. Except as expressly amended or modified by this First Amendment, the terms of the Lease shall remain in full force and effect to the extent those terms are not inconsistent with the terms of this First Amendment.

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IN WITNESS WHEREOF, pursuant to Section 20.26 of the Original Lease, the undersigned approve this First Amendment to be effective as of the Amendment Effective Date.

LESSOR:	Marindustry Partners, LP,
a California limited partnership

	By:	Blue Timber Properties, LLC,
a California limited liability company
	Its:	General Partner

/s/ Robert P. Pizzuto
	By:	Robert P. Pizzuto
	Its:	Manager
Date:

LESSEE:	Genelux Corporation,
a Delaware corporation

/s/ Thomas D. Zindrick
	By:	Thomas Zindrick
	Its:	Chief Executive Officer
	Date:	3/20/2026

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